Exhibit 99.1

Commerce Union Bancshares, Inc. Declares $0.20 Cash Dividend

BRENTWOOD, Tenn.--(BUSINESS WIRE)--November 20, 2015--Commerce Union Bancshares, Inc. (NASDAQ: CUBN) announced today that its Board of Directors declared a $0.20 per share cash dividend. The dividend is payable on January 22, 2016, to shareholders of record as of the close of business on January 8, 2016.

“This is the first cash dividend paid by Commerce Union Bancshares since the merger with Reliant Bank earlier this year,” stated William R. DeBerry, Chairman and Chief Executive Officer. “We believe the dividend highlights our Board of Director’s commitment to building long-term shareholder value by returning a portion of our earnings to shareholders. We recently reported record earnings and record loans for our third quarter ended September 30, 2015 and look forward to reporting on our continued progress at year end.”

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the joint Form S-4 and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CONTACT:
Reliant Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer